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                                                                    Exhibit 4.16
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                                 LOAN AGREEMENT

This loan AGREEMENT dated as of October 29, 2001, by and between:

POBT Bank and Trust Limited, a corporation duly organized and validly existing under the laws of the Commonwealth of the Bahamas, (hereinafter referred to as the "Lender"),

NEWARK FINANCIAL INC, a corporation duly organized and validly existing under the laws of the British Virgin Islands, with its registered office located at Vanterpoor Plaza, 2nd floor, Wickhams Cay I, Road Town, Tortola, BVI, (hereinafter referred to as the "Borrower"), and

Votorantim Celulose e Papel S.A., a corporation duly organized and validly existing under the laws of Brazil, with its principal office located at Alameda Santos, 1.357, 6 (degree) andar (hereinafter referred to as the "Guarantor").

WHEREAS the Borrower proposes to borrow from the Lender, and the Lender proposes to lend to the Borrower US$ 30,000,000.00 (thirty million dollars), the parties hereby agree as follows:

DEFINITIONS

When used in this Agreement, the following terms shall have the meanings as follows:

"Agreement" shall mean this Loan Agreement between the Borrower, the Lender and the Guarantor;

"Business Day" shall mean any day other than (a) a Saturday or Sunday or (b) a day on which commercial banks are required or authorized by law or by local proclamation to close in the city or cities specified herein or if no city is specified, in New York City, Nassau, and Sao Paulo;

"Payment Day" shall be on February 26, 2002

"Loan" shall mean the meaning indicated in Section 2.1, hereof;

"US$" shall mean the lawful money of the United States of America.

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TERMS OF THE LOAN

2.1. Amount: The Lender agrees to lend to the Borrower the sum of US$30,000,000.00 (thirty million dollars) to be disbursed in one installment on October 29, 2001 (the "Loan") by means of a wire transfer to the following bank account:

Bank: Citibank, New York
ABA # 021 0000 89
Account No: 36787212
Account name: Newark Financial INC

2.2. Repayment: The Borrower shall repay the Loan disbursed hereunder in one lump sum on the Payment Day;

2.3. Interest: This Loan Agreement shall bear interest at a rate of 5,25% per annum payable on Payment Date.

2.4. Guarantee: the Guarantor hereby unconditionally and irrevocably guarantees to the beneficiary of this Agreement (the Lender) the due and punctual payment of all sums from time to time payable by the Borrower to the Lender in accordance therewith as and when the same become due and payable and accordingly undertakes to pay to the Lender, in the manner and currency prescribed hereby, any and every sum or sums which the Borrower is at any time liable to pay to the Lender in respect of this Agreement and which the Borrower has failed to pay. The Guarantor hereby unconditionally and irrevocably waives any and all rights it may have under Articles 1006, 1491, 1499, 1500, 1502 and 1503 of the Brazilian Civil Code, Articles 261 and 262 of the Brazilian Commercial Code and
Article 595 of the Brazilian Code of Civil Procedure. In the event the Guarantor is not allowed to remit the amount due by the Borrower to the Lender, the Guarantor hereby undertakes to effect the payment in Brazil according to the instructions to be sent by the Lender to the Guarantor in which it will be indicated the name of the payee in Brazil.

2.5. Payment: Payments due by the Borrower to the Lender, under the terms of this Agreement shall be made at The Bank of New York, ABA# 021 0000 18, account No 89 0033 1194 in favor of the Lender, or at any other such place as the Lender reasonably selects and informs the Borrower timely, in immediately available U.S. funds. Any payment requested by the Lender to be made outside the United States (jurisdiction where the Lender maintains its bank account) shall have its costs and expenses supported by the Lender.

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2.6. Default Charges: If the Borrower fails to make any payment in accordance with the terms set forth herein, the Borrower shall pay in respect of the amount of such payment due and unpaid, interest at a rate which shall be 8% (eight percent) per annum above the interest rate set out in Section 2.3. hereof.

2.7. Taxes: All sums payable by the Borrower or the Guarantor hereunder shall be paid in full and without any deduction or withholdings in respect of any taxes. If the Borrower is required by law to deduct or withhold any taxes or other amounts, then the gross amounts payable by the Borrower shall be increased to such amounts as will, after such deductions or withholdings, be equal to the actual amounts which would have been received if no such deduction or withholdings were required.

2.8. Assignment: The parties hereby agree that the Lender may assign/transfer, entirely or partially, to any third party its rights concerning the present Agreement. Such assignment/transference may even occur through the issuance of credit linked notes having as underlying credit the obligations of the borrower pursuant to this Agreement. Therefore, the borrower hereby declare that it will pay at the Payment Day the Lender or any assignee/noteholder appointed by the Lender provided that the terms and conditions of the present Agreement are duly observed.

REPRESENTATIONS AND WARRANTIES

Borrower

3.1. Existence: The Borrower is a corporation duly organized and validly existing in good standing under the laws of the British Virgin Islands and has full power, authority and legal right to incur the indebtedness and obligations provided for in this Agreement, to execute and deliver this Agreement, and to perform and observe the terms and conditions of this Agreement.

3.2. Enforceable: This Agreement does constitute a valid, binding and enforceable obligations of the Borrower in accordance with the respective terms.

3.3. Other Restrictions: No constitutional provision, treaty, convention, law, ordinance, decree or regulation of the British Virgin Islands, no charter, by-laws or similar instrument of the Borrower and no provision of any existing contract, license, franchise, concession or agreement binding on the Borrower will be contravened by the execution or delivery of this Agreement or the performance or observance of any of their respective terms.

3.4. Legal Action: The Borrower has taken all necessary legal action to authorize the execution, delivery and performance of this Agreement.

3.5. Government Permits: All registrations or approvals possible of being obtained prior to the execution of this Agreement, of any governmental agency, department or commission necessary for the due execution, delivery and performance of this Agreement or for the validity or enforceability thereof, have been obtained and are in full force and effect.

3.6. Legal Proceedings: No legal proceedings are pending before any court or administrative agency which could have a material adverse effect on the financial condition, business or operations of the Borrower, other than those disclosed to the Lender.

3.7. Sovereign Immunity: The Borrower, as the date of this Agreement has no sovereign immunity from legal proceedings in respect of itself or its property.

3.8. Enforcement: In executing this Agreement, the Borrower is not violating any of the laws of the British Virgin islands.

3.9. Loan Pari Passu: The Loan and any other obligation of the Borrower hereunder, from time to time outstanding, shall be the unconditional general obligation of the Borrower ranking at least pari passu in all respects with all present and future unsecured obligations of the Borrower.

3.10. No Event of Default: No Event of Default and no default specified in any other agreement evidencing indebtedness of the Borrower for borrowed money, and no event which with passage of time or the giving of notice or both, would become such an Event of Default or default, has occurred or is continuing.

Guarantor

3.11. Existence: The Guarantor is a corporation duly organized and validly existing in good standing under the laws of Brazil and has full power, authority and legal right to incur the indebtedness and obligations provided for in this Agreement, to execute and deliver this Agreement, and to perform and observe the terms and conditions of this Agreement.

3.12. Enforceable: This Agreement does constitute valid, binding and enforceable obligations of the Guarantor in accordance with the respective terms.

3.13. Other Restrictions: No constitutional provision, treaty, convention, law, ordinance, decree or regulation of Brazil, no charter, by-laws or similar instrument of the Guarantor and no provision of any existing contract, license, franchise, concession or agreement binding on the Guarantor will be contravened by the execution or delivery of this Agreement or the performance or observance of any of their respective terms.

3.14. Legal Action: The Guarantor has taken all necessary legal action to authorize the execution, delivery and performance of this Agreement, except any previous authorization from the Brazilian Central Bank.

3.15. Sovereign Immunity: The Guarantor, as the date of this Agreement has no sovereign immunity from legal proceedings in respect of itself or its property.

3.16. Enforcement: In executing this Agreement, the Guarantor is not violating any of the laws of the Brazil.

4. COVENANTS

4.1. Until all indebtedness of the Borrower under this Agreement have been repaid, the Borrower agrees that it will comply with or procure due compliance with all the terms of and shall do its best efforts to obtain and maintain all the authorizations, consents, licenses, registrations and approvals of any governmental agency, department, commission or other governmental body necessary or appropriate for the due execution and delivery of this Agreement, for utilization of the Loan, for the performance and observance by the Borrower of the terms of this Agreement and to render this Agreement legal, valid, binding, enforceable in accordance with its terms and admissible in evidence.

4.2. Until all indebtedness of the Borrower under this Agreement has been repaid, the Borrower agrees that the Shareholder composition of the Borrower shall not be modified without prior written authorization issued by the Lender.

5. CONDITIONS PRECEDENT

Prior to the making of disbursement under this Agreement, the Borrower shall furnish to the Lender and to the Guarantor the original copy duly executed of this Agreement.

6. EVENT OF DEFAULT

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The occurrence of any of the following events shall be considered as an event of default:

6.1. Payments: The Borrower shall default in the due and punctual payment of principal, interest in the manner provided for in this Agreement.

6.2. Performance: The Borrower shall default in the performance or observance of any covenant or agreement undertaken by it under this Agreement.

6.3. Representations: Any representation or warranty made by the Borrower or by the Guarantor under this Agreement or pursuant thereto proven at any time to be incorrect in any material respect.

If any Event of Default shall occur, the Lender may take any or all of the following actions:

(a) declare immediately due and payable the charges provided in Section 2.6 hereof;

(b) immediately terminate any other rights of the Borrower hereunder; and exercise any rights or remedies granted under this Agreement and the law;

(c) the Borrower shall pay a Default fee which correspond to 8% (eight percent) of the Principal Amount disbursed; and

(d) the Borrower shall incur an event of default if it does not notify the Lender as established in clause 4.2 above;

The Borrower shall indemnify the Lender against all direct reasonable losses, expenses and liabilities which the Lender may sustain as a result of default of Borrower.

MISCELLANEOUS

7.1. This Agreement and the rights and obligations hereunder shall be construed in accordance with and be governed by the laws of the State of New York, United States of America. Any legal action or proceeding arising out or relating to this Agreement may be instituted in the United States in the courts of the State of New York or in any Federal court located in the State of New York.

7.2. No failure or delay on the part of the Lender to exercise any right, power or privilege under this Agreement under applicable law shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any further exercise thereof.

7.3. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns, provided however that the Borrower may not assign or transfer its interest hereunder without the prior written consent of the Lender.

7.4. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions thereof.

7.5. The Lender shall not assign or transfer, either in whole or in part, the credits, benefits, rights and obligations arising from this Loan Agreement without prior written notice to the Borrower.

8. NOTICES

All notices, requests, demands or other communications to the parties shall be deemed to have been duly given or made when received in writing by or when sent by facsimile or e-mail at the following address or such other address as any party hereafter may specify to the other in writing:

To the Borrower:
Newark Financial INC.
Vanterpool Plaza, 2nd floor, Wickhams Cay I
Road Town, Tortola
British Virgin Islands
Copy to:
VCP Exportadora e Participacoes S.A.
Alameda Santos, 1357 / 7 (degree) andar
Sao Paulo, SP
Attn.: Mr. Raul Calfat

To the Lender:
POBT Bank and Trust Limited
Fort Nassau Centre, Marlborough Street
Nassau, Bahamas
Copy to:

Pactual Capital Corporation
527 Madison Avenue, 9th floor
New York, NY
Attn.: Christina de Castro

SEVERABILITY OF PROVISIONS

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

IN WITNESS WHEREOF the parties have caused this Agreement to be duly signed in the presence of the two witnesses identified below.



/s/
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POBT BANK AND TRUST LIMITED


/s/
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NEWARK FINANCIAL INC.


/s/
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Votorantim Celulose e Papel S.A.



WITNESSES:

/s/
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/s/
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Sao Paulo, 29 de outubro de 2001



A
POBT Bank and Trust Limited
Fort Nassau Centre, Marlborough Street
Nassau, Bahamas

CARTA DE FIANCA

Votorantim Celulose e Papel S.A., empresa constituida sob as leis do Brasil, situada na Alameda Santos, 1357, 7(degree) andar, Sao Paulo, SP, Brasil, se obriga perante o POBT Bank and Trust Limited, empresa constiuida sob as leis de Bahamas (doravante denominada CREDORA), coma FIADORA da NEWARK FINANCIAL INC., empresa constituida sob as leis de British Virgin Islands, situada Vanterpool Plaza, 2nd floor, Wickhams Cay I, Road Town, Tortola, (doravante denominada AFIANCADA), para garantir, de forma incondicional, as obrigacoes da AFIANCADA relativas ao Loan Agreement (doravante denominado LOAN), celebrado nesta data, entre a CREDORA e a AFIANCADA, por meio do qual a CREDORA emprestou a AFIANCADA a importancia de US$ 30,000,000.00 (trinta milhoes de dolares), a taxa de juros de 5,25%, com vencimento em 26 de fevereiro de 2002, conforme copia do instrumento contratual que, assinado pela FIADORA, integra a presente para todos os fins e efeitos de direito. As obrigacoes da AFIANCADA estabelecidas no LOAN sao, desde ja, reconhecidas pela FIADORA como liquidas, certas e exigiveis, nos termos e para os fins dos artigos 1.481 e 1.486 do Codigo Civil Brasileiro.

2. A presente fianca e prestada pela FIADORA em carater irrevogavel e irretratavel, com expressa renuncia aos beneficios de que tratam os artigos 1.006, 1.491, 1.499, 1.500 1.502 e 1.503 do Codigo Civil Brasileiro, 595 do
Codigo de Processo Civil e 261 e 262 do Codigo Comercial e sera valida enquanto perdurarem as obrigacoes do AFIANCADO acima especificadas.

3. Ate que seja extinta a presente FIANCA, mediante liberacao, por escrito, pela CREDORA, a FIADORA obriga-se a efetuar os pagamentos das importancias que forem exigidas, a qualquer tempo, pela CREDORA, em relacao ao LOAN, ate o terceiro dia util imediato ao do recebimento do aviso competente, indicando os motivos pelo qual a FIANCA esta sendo acionada, por escrito.

4. Para fins de conversao dos valores em Dolares para Reais, devera ser utilizada a taxa PTAX 800, opcao 5, cotacao de venda, divulgada pelo Banco Central do Brasil, relativa ao dia imediatamente anterior ao da divulgacao.

5. Na hipotese de a FIADORA ter que honrar esta fianca, a mesma compromete-se a pagar a CREDORA, o mesmo valor e na mesma forma como os recursos seriam disponibilizados a esta ultima conforme estabelecido no LOAN. Na hipotese de incidencia sobre os valores a serem pagos, pela FIADORA a CREDORA, de quaisquer taxas, tributos ou contribuicoes ou onus de qualquer natureza, a FIADORA compromete-se a pagar a CREDORA o valor acrescido de certa importancia que, deduzidas tais eventuais incidencias, corresponda ao valor liquido que eventualmente vier a ser devido a CREDORA.

6. Na impossibilidade de pagamento de importancias que sejam devidas pela FIADORA a CREDORA na forma do estabelecido no item 5 acima, a FIADORA compromete-se a pagar a quem e na forma que a CREDORA vier a indicar no Brasil.

7. A presente fianca sera considerada extinta, de pleno direito, apos o pagamento, por parte da AFIANCADA, de todas as obrigacoes advindas do Loan.

8. As comunicacoes a serem encaminhadas a FIADORA deverao ser protocoladas no endereco Alameda Santos, 1357, 7(degree) andar, Sao Paulo, SP.

9. Fica eleito o Foro da Comarca de Sao Paulo, Capital, como exclusivamente competente para dirimir quaisquer duvidas ou questoes controversas oriundas deste instrumento de FIANCA.


/s/
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Votorantim Celulose e Papel S.A.



Testemunhas:


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

                                 PROMISSORY NOTE

US$30,000,000.00                              Date of Issuance: October 29, 2001
                                              Maturity Date: February 26, 2002


FOR VALUE RECEIVED, Newark Financial INC., a corporation duly organized and validly existing under the laws of The British Virgin Islands hereby unconditionally promises to pay POBT Bank and Trust Limited, US$30,000,000.00 (thirty million dollars), plus interest in accordance with the terms set forth in the Loan Agreement ("Agreement") by and between Newark Financial INC and POBT Bank and Trust Limited, dated as of October 29, 2001 in lawful money of the United States of America and immediately available funds to account No. 89 0033 1194, ABA# 021 0000 18, at The Bank of New York, New York, for further credit of POBT Bank and Trust Limited.

This promissory note is issued in connection with the Agreement, which, among other things, contains provisions for the acceleration of the payment of principal and interest hereof upon the occurrence of certain stated events therein. All defined terms used herein and not otherwise herein defined, shall have the same meaning as of defined in such Agreement.

This promissory note shall be governed by and construed in accordance with the laws of the State of New York, United States of America. All the obligations to be performed under this promissory note shall be executed in the Federative Republic of Brazil.

October 29, 2001



NEWARK FINANCIAL INC.


/s/
---------------------------------------
By:
Title:

                                 PROMISSORY NOTE


US$30,000,000.00                              Date of Issuance: October 29, 2001
                                              Maturity Date: February 26, 2002

FOR VALUE RECEIVED, Newark Financial INC., a corporation duly organized and validly existing under the laws of The British Virgin Islands hereby unconditionally promises to pay POBT Bank and Trust Limited, US$30,000,000.00 (thirty million dollars), plus interest in accordance with the terms set forth in the Loan Agreement ("Agreement") by and between Newark Financial INC and POBT Bank and Trust Limited, dated as of October 29, 2001 in lawful money of the United States of America and immediately available funds to account
No. 89 0033 1194, ABA# 021 0000 18, at The Bank of New York, New York, for further credit of POBT Bank and Trust Limited.

This promissory note is issued in connection with the Agreement, which, among other things, contains provisions for the acceleration of the payment of principal and interest hereof upon the occurrence of certain stated events therein. All defined terms used herein and not otherwise herein defined, shall have the same meaning as of defined in such Agreement.

This promissory note shall be governed by and construed in accordance with the laws of the State of New York, United States of America. All the obligations to be performed under this promissory note shall be executed in the Federative Republic of Brazil.



October 29, 2001


NEWARK FINANCIAL INC.


/s/
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By:
Title: